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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Genzyme Transgenics Corporation on Forms S-3 (File Nos. 33-82982, 33-97024, 333-25769, 333-49497, 333-51657, 333-59245) and Forms S-8 (File
Nos. 33-69516, 33-69518, 33-69520, 33-84706, 33-88030, 33-92970, 33-92998,
333-04535, 333-29059, 333-29975, 333-29977, 333-34119, 333-56747, 333-56749)
of our report dated February 25, 1999, on our audits of the consolidated financial statements of Genzyme Transgenics Corporation as of January 3, 1999 and December 28, 1997, and for the three fiscal years in the period ended January 3, 1999, which report is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference into those registration statements of our report, dated March 22, 1999, on our audit of the financial statements of ATIII LLC as of December 31, 1998, and for the period from January 1, 1998 (date of inception) to December 31, 1998, which report is also included in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
April 2, 1999